Exhibit 99.1

Allakos Presents Preclinical Data on AK007, a Siglec-10 Antagonist Antibody, at the Society for Immunotherapy of Cancer’s 37th Annual Meeting

– Siglec-10 is a myeloid checkpoint receptor selectively expressed on tumor associated macrophages and dendritic cells –

– AK007 potently blocks all known ligand interaction with Siglec-10, including the “don’t eat me” signal CD24 –

– Monotherapy treatment with a Siglec-10 antagonist antibody polarized tumor-associated myeloid cells and reduced tumor burden in pre-clinical studies –

SAN CARLOS, Calif., Nov. 10, 2022 (GLOBE NEWSWIRE) -- Allakos Inc. (Nasdaq: ALLK), a clinical-stage biotechnology company developing therapeutics which target immunomodulatory receptors present on immune effector cells involved in allergy, inflammatory and proliferative diseases, today announced a poster presentation at the Society for Immunotherapy of Cancer’s (SITC) 37th Annual Meeting. The poster presentation highlights pre-clinical data supporting Siglec-10 as a promising myeloid target for enhancing anti-tumor immunity in solid tumors.

SITC Poster Details:

The poster titled “Antibody blockade of the immunoinhibitory receptor Siglec-10 polarizes tumor-associated myeloid cells and promotes anti-tumor immunity” will be presented on Friday, November 11th, key findings include:

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Siglec-10 is a myeloid inhibitory checkpoint receptor selectively expressed on tumor associated macrophages (TAMs) and dendritic cells (DCs)
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Siglec-10 expression is upregulated in multiple solid cancers and inversely correlates with patient survival in colon adenocarcinoma
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Siglec-10 antagonist mAb monotherapy treatment inhibited tumor growth in a syngeneic colon adenocarcinoma model in Siglec-10 transgenic mice
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Reduced tumor growth was associated with an expansion and activation of TAMs, dendritic cells, and T lymphocytes in the tumor, consistent with the mechanism of action

The poster is both available on the SITC website (Abstract ID: 1396) as well as the Allakos Scientific Presentations page.

About Siglec-10 and AK007

In proliferative diseases like cancer, blocking immune inhibitory checkpoint receptors can restore the immune system’s ability to identify and kill tumor cells. Therapeutics that target T cell checkpoint receptors, such as PD-1 and CTLA-4, or their ligands, were the first to demonstrate meaningful anti-tumor activity by blocking immune cell inhibition (i.e. removing the brakes).

More recently, ‘don’t eat me’ signals, such as CD47 and CD24, have been identified to be overexpressed in tumors and allow cancer cells to avoid destruction by macrophages and other myeloid cells of the innate immune system. Restoring myeloid cell function has the potential to increase anti-tumor immunity by activating both innate and adaptive immune cells. Strategies which target ‘don’t eat me’ signals or their myeloid checkpoint receptors represent attractive targets for the treatment of cancer.

Siglec-10 is a checkpoint receptor selectively expressed on tumor associated macrophages (TAMs) and dendritic cells (DCs). Siglec-10 functions as an inhibitory receptor through interaction with multiple ligands, including the ‘don’t eat me’ signal CD24 as well as CD52 and VAP-1. Siglec-10 induces immunosuppression and promotes tumor immune escape through interaction with CD24. Similarly, CD52 has been shown to induce inhibition via Siglec-10, indicating that Siglec-10 functions as an inhibitory receptor through multiple ligands. Siglec-10 is elevated in multiple tumor types and increased expression has been inversely correlated with patient survival in multiple solid tumors, suggesting that Siglec-10 may play a role in tumor evasion.

AK007 is a humanized Siglec-10 antagonist antibody designed to block Siglec-10 interaction with all known ligands (CD24, CD52, and VAP-1). By targeting Siglec-10, AK007 has the potential to reverse myeloid suppression and promote anti-tumor immunity by directly blocking the checkpoint receptor irrespective of individual ligand interaction.

Allakos is currently conducting additional pre-clinical studies with AK007.

About Allakos

Allakos is a clinical stage biotechnology company developing therapeutics which target immunomodulatory receptors present on immune effector cells involved in allergy, inflammatory and proliferative diseases. Activating these immunomodulatory receptors allows for the direct targeting of cells involved in disease pathogenesis and, in the setting of allergy and inflammation, has the potential to result in broad inhibition of inflammatory cells. The Company’s most advanced antibodies are lirentelimab (AK002) and AK006. Lirentelimab selectively targets both mast cells and eosinophils, two types of white blood cells that are widely distributed in the body and play a central role in the inflammatory response. Inappropriately activated mast cells and eosinophils have been identified as key drivers in a number of severe diseases affecting the gastrointestinal tract, eyes, skin, lungs and other organs. Allakos is developing lirentelimab for the treatment of atopic dermatitis, chronic spontaneous urticaria and potentially additional indications. Lirentelimab has received orphan drug designations for eosinophilic gastritis (EG), eosinophilic duodenitis (EoD), and eosinophilic esophagitis (EoE) from the U.S. Food and Drug Administration. AK006 targets Siglec-6, an inhibitory receptor expressed selectively on mast cells. In pre-clinical research, AK006 appears to provide deeper mast cell inhibition than lirentelimab and, in addition to its inhibitory activity, reduce mast cell numbers. Allakos plans to begin human clinical trials with AK006 in the first half of 2023. AK007 targets Siglec-10, a key inhibitory myeloid checkpoint receptor that is selectively expressed on tumor associated macrophages (TAMs) and dendritic cells (DCs). In pre-clinical research, AK007 polarizes tumor-associated myeloid cells and promotes anti-tumor immunity. Allakos is currently conducting pre-clinical studies with AK007. For more information, please visit the Company's website at www.allakos.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, Allakos’ progress, business plans and areas of focus, the potential of AK007, and the initiation of a first-in-human study with AK006. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to: Allakos’ stages of clinical drug development; Allakos’ ability to timely initiate and complete pre-clinical trials for AK007; Allakos’ ability to timely initiate and complete clinical trials for lirentelimab and AK006; Allakos’ ability to obtain required regulatory approvals for its clinical trials; uncertainties related to the enrollment of patients in its clinical trials; Allakos’ ability to demonstrate sufficient safety and efficacy of its product candidates in its clinical trials; uncertainties related to the success of clinical trials, regardless of the outcomes of pre-clinical testing or early-stage trials; Allakos’ ability to obtain regulatory approvals to market its product candidates; market acceptance of Allakos’ product candidates; uncertainties related to the projections of the size of patient populations suffering from the diseases Allakos is targeting; Allakos’ ability to advance additional product candidates beyond lirentelimab; Allakos’ ability to obtain additional capital to finance its operations; general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” set forth in Allakos’ most recent Annual Report on Form 10-K filed with the SEC on March 1, 2022, Allakos’ Quarterly Report on Form 10-Q filed with the SEC on November 7, 2022, and future reports to be filed with the SEC. These documents contain and identify important factors that could cause the actual results for Allakos to differ materially from those contained in Allakos’ forward-looking statements. Any forward-looking statements contained in this press release speak only as of the date hereof, and Allakos specifically disclaims any obligation to update any forward-looking statement, except as required by law. These forward-looking statements should not be relied upon as representing Allakos’ views as of any date subsequent to the date of this press release.

Investor Contact:

Adam Tomasi, President and COO

Alex Schwartz, VP Strategic Finance and Investor Relations

ir@allakos.com

Media Contact:

Denise Powell

denise@redhousecomms.com